UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2021 (October 1, 2021)

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Credit Agreement Amendment

On October 1, 2021, Spirit AeroSystems, Inc. (“Spirit”), a direct wholly owned subsidiary of Spirit AeroSystems Holdings, Inc. (the “Company”), completed the syndication of a $600 million term loan facility (the “Term Loan Facility”) consisting of (i) the refinancing of the $397,000,000 aggregate principal amount of term loans outstanding under the term loan credit agreement, among Spirit, the Company, as parent guarantor, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent with term loans in an equal principal amount with a lower interest rate (the “Repriced Term Loans”) and (ii) an incremental term loan facility of around $200,000,000 in aggregate principal amount with the same terms as the Repriced Term Loans. The refinancing of the existing term loans and addition of the incremental term loan facility will be effected through an amendment to Spirit’s existing term loan credit facility. The term loans will bear interest at a rate, at Spirit’s option, ranging between LIBOR plus 3.50% and LIBOR plus 3.75% (or between base rate plus 2.50% and base rate plus 2.75%, as applicable) based on Spirit’s first lien secured gross leverage ratio, with a LIBOR floor of 0.50%, and a maturity date of January 15, 2025. The closing of the Term Loan Facility is subject to execution of the definitive documentation and customary closing conditions. Execution of the definitive documentation for the Term Loan Facility, and closing of the refinancing and incremental term loan facility, is expected in November 2021. The proceeds of the Term Loan Facility will be used to refinance the existing term loans, to fund payments to the government of the United Kingdom and/or for general corporate purposes, including the repayment or redemption of debt.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, including the risk that the execution of definitive documentation for the Term Loan Facility and closing of the Term Loan Facility may not occur, or that the final terms of the Term Loan Facility may change. These risks and uncertainties are difficult to predict and are generally beyond the Company’s control. For a list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: October 7, 2021	By:	/s/ Mark J. Suchinski
Name: Mark J. Suchinski
Title: Senior Vice President and Chief Financial Officer